Exhibit 99.2

Brandywine West, 1521 Concord Pike, Suite 301 Wilmington, DE 19803

N E W S  R E L E A S E

CONTACT: Elise A. Garofalo
Director of Investor Relations
302-778-8227

GRAFTECH ANNOUNCES EQUITY OFFERING

        Wilmington, DE – September 21, 2003 – GrafTech International Ltd. (NYSE:GTI) today announced that it has launched a public offering of 16,000,000 shares of its common stock. The offering is expected to be completed in October 2003. The shares of common stock are being offered pursuant to a registration statement filed by GTI with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on September 17, 2003.

        This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of our securities shall be made only by means of a prospectus contained in the registration statement filed with and declared effective by the SEC.

        GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in more than 70 countries engaged in the manufacture of steel, aluminum, silicon metal, automotive products and electronics.

        NOTE ON FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about such matters as possible public offerings of securities. We have no duty to update such statements. Actual future events and circumstances (including future results) could differ materially from those set forth in these statements due to various factors. These factors include possible changes in capital market conditions or in our business, prospects, results of operation or financial condition and other risks and uncertainties, including those detailed in our filings with the SEC.